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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N1-A of our report dated December 14, 2005, relating to the statement of assets and liabilities of AIM Core Allocation Portfolio Series, which appears in such Registration Statement. We also consent to the references to us under the headings "Other Service Providers" and "Examples of Persons to Whom AIM Provides Non-Public Portfolio Holdings on an Ongoing Basis" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, TX
December 19, 2005